Exhibit 23.3

Norwest Corporation
1006 West Hastings St, Suite 1830
Vancouver, BC V6E 3X2

September 26, 2013

Golden Queen Mining Co. Ltd.
6411 Imperial Avenue
West Vancouver, BC V7W 2J5

Re:	Golden Queen Mining Co. Ltd. (the “Company”)
Registration Statement on Form S-8

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 dated September 26, 2013 of Golden Queen Mining Co. Ltd. of the technical report titled “Soledad Mountain Project Technical Report Kern County, CA”, dated October 17, 2012 prepared by Norwest Corporation and AMEC E&C Services Inc.

Yours truly,

NORWEST CORPORATION

Per:	/s/ Sean Ennis
Authorized Signatory